Exhibit 10.1

NEW ENERGY TECHNOLOGIES INC.

3905 National Drive, Suite 110

Burtonsville, MD 20866

Telephone: (800) 213-0689 • Facsimile (240) 390-0603

August 9, 2010

John A. Conklin

3489 Pennsylvania Avenue

Apalachin, New York 13732

Re:       Your At-Will Employment With New Energy Technologies, Inc.

Dear John:

            This letter sets forth the terms and conditions of your continued employment by New Energy Technologies, Inc. (the “Company”).  For the purposes of this Agreement, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in Paragraph 22 hereof.

1.        Position and Duties.

            (a)        Executive Positions.  You shall be employed by the Company as its President and Chief Executive Officer and/or such other positions as the Company’s Board of Directors (the “Board”) may from time to time designate (collectively, the “Executive Positions”); in performance of your duties, you shall be subject to the direction of, and be reporting directly to, the Company's Board of Directors; anything herein to the contrary notwithstanding, if requested by the Board, you will immediately resign from the Executive Positions.

            (b)        Full Time Efforts. Except during vacations, holidays and other leave time, you agree to devote your full time efforts, professional attention, knowledge, and experience as may be necessary to carry on your duties pursuant to this agreement and the fulfillment of your responsibilities in accordance with the Executive Positions.  For purposes of clarity, except with respect to subsidiaries of the Company, you may not render executive services to, or serve as a director of, any other Person without the prior approval of the Board.  However, nothing in this Paragraph 1(a) shall be construed as preventing you from pursuing any of the following:  (i) investing and managing your personal assets and investments, so long as such assets and investments are not in businesses which are in direct competition with the Company or otherwise present a conflict of interest with the Company; and (ii) participating in civic, charitable, religious, industry and professional organizations and functions.

            (c)        Board Membership.  Subject to shareholder approval if required, you may also be requested to serve as a Director on the Board; if so appointed to the Board and subsequently requested by the Board, you will immediately resign as a member of the Board.

            (d)        Travel. You shall be available to travel as the needs of the Company’s Business require.

            (e)        Code of Ethics.  During your employment with the Company you agree to adhere to the Company’s Code of Ethics and Business Conduct, a copy of which is attached hereto as Appendix A.

2.        At-Will Employment.

         Anything herein to the contrary notwithstanding, your employment with and by the Company is “at-will employment” and may be terminated by you or the Company at any time, with or without cause, and for any reason whatsoever, upon written notice as provided in Paragraph 10 hereof.

3.          Compensation.

             You shall be compensated by the Company for your services hereunder as follows:

                        (a)        Salary.  Commencing August 9, 2010 (the “Start Date”), you shall be paid a monthly salary of $12,500.00 (and as modified from time to time hereunder, the “Monthly Payment”) ($150,000.00 per year), subject to applicable tax withholding, the salary is payable in 24 installments of $6,250 each on the 15th and last day of each calendar month during the term of this Agreement.  Your salary shall be subject to periodic review and adjustment in accordance with the Company's salary review policies and practices then in effect for its senior management.

                        (b)         Stock Options.

            As an incentive to enter into and undertake employment pursuant to this Agreement, and to meet certain Company milestones you will be granted stock options as follows:

                                    (i)         Number, Vesting and Exercise Price. Subject to your execution and delivery of this Agreement and the definitive Stock Option Agreement substantially in the form of Appendix B hereto (the “Stock Option Agreement”) you shall receive a total of 2,000,000 options (the “Options”) to purchase up to an aggregate of 2,000,000 shares of the Company’s common stock; the Options are subject to and shall have such further restrictions, vesting requirements and exercise provisions as are set forth in the Stock Option Agreement. Subject to the foregoing the Option shall vest:

                                                1. as to 500,000 shares or such portion thereof as may be determined by the Board at its sole discretion, when one or more of the following items related the development, production, manufacturing, and sale of any commercially viable product have been successfully executed:

:

(a) completion of final design and/or engineering;

(b) the establishment of manufacturing facilities, whether in-house or outsourced; and

(c) the initial filing of any product safety approval applications, if required, in order to allow for the commercial sale of products by the Company;

                                                2. as to 500,000 shares upon commencing commercial sales of any of the Company’s products, as reported in the Company's financial statements, whether to retail customers or wholesale customers;

                                                3. 100,000 shares for each calendar year of service in an Executive Position for the next five years (500,000 shares in the aggregate), which shall become exercisable as follows:

(a)  as to 100,000 shares on August 9, 2011;

(b)  as to 100,000 shares on August 9, 2012;

(c)  as to 100,000 shares on August 9, 2013;

(d)  as to 100,000 shares on August 9, 2014; and

(e)  as to 100,000 shares on August 9, 2015.

                                                4. as to 500,000 shares when, to the Board’s satisfaction, the Company enters into a favorable business partnership with a third-party commercial organization in the industry segment related to the Company’s product development and sales efforts, under any of the following conditions:

(a) a product development relationship whereby the third-party partner makes a significant financial investment, as determined at the Board’s discretion, directed towards the development of the Company’s products; or

(b) a product development relationship whereby the third-party partner invests significant research and development resources, as determined at the Board’s discretion, directed towards the development of the Company’s products; or

(c) a strategic partnership with the third-party partner where, as determined at the Board’s discretion, such a partnership provides significant business advantages to the Company which it would otherwise not have, whether related to product development, commercial sales, industry position, or business reputation.

All determinations and calculations with respect hereto shall be made by the Board or any committee thereof to which the Board has delegated such authority, in good faith in accordance with applicable law, the Articles of Incorporation and By-laws of the Company, in its sole discretion, and shall be final, conclusive and binding on all persons, including you and the personal representative of your estate.

                        (ii)        Term of the Options.  Subject to the earlier termination provisions set forth in the Stock Option Agreement, the Option shall have a term of ten (10) years from the date hereof.  The granting of the Options shall be effective only upon delivery of a fully executed Stock Option Agreement.

4.    Additional Benefits.

            (a)        Vacation.  You shall be entitled to two weeks of paid vacation each calendar year.  Vacation will accrue on August 9 of each year, except that in 2010, vacation will accrue on the Start Date.  No compensation shall be paid for accrued but untaken vacation.

            (b)        Medical Insurance.  During the term of this Agreement, the Company agrees to pay you a monthly stipend of $1,000.00 per month in addition to your annual salary to cover medical insurance premiums until such time that the Company can make available an alternative medical insurance plan.

             (c)       Other Expenses.  You shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of your duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company (collectively, “Business Expense Reimbursement”).

            (e)        Miscellaneous.  In addition to the other benefits set forth in this Paragraph 4, you may also participate, subject to Board approval, in all other present and future employee benefit plans of the Company for its senior executive staff, provided that you meet the eligibility requirements for participation in any such plans.  The Company shall use commercially reasonable efforts to provide you with directors’ and officers’ liability insurance under the policies for such insurance arranged by the Company from time to time upon such terms and in such amounts as the Board may reasonably determine in its discretion.  The Company shall, to the full extent permitted by, and subject to, applicable law, defend you, indemnify you and hold you harmless as to all suits, actions, and claims made against you arising out of your actions as an officer and/or employee of the Company.

5.         Your Representations and Warranties.

            You represent and warrant to the Company that:

            (a)        The execution, delivery and performance by the Executive of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which you are a party or of which you or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company and its affiliates harmless from any liability, cost or expense, including attorney’s fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist;

            (b)        You are under no physical or mental disability that would hinder your performance of duties under this Agreement;

            (c)        Except as set forth in Appendix C attached hereto, you are not party to any ongoing civil or criminal proceedings, and have not been party such proceedings within the past ten years, and do not know of any such proceeding that may be threatened or pending against you; and

            (d)        You are not currently engaged in activities and will not knowingly engage in future activities that may cause embarrassment to the Company or tarnish the reputation or public image of the Company, including but not necessarily limited to association with or party to:  any criminal behavior(s) such as drug use, theft, or any other potential or active violation of law; political controversy, civil disobedience, or public protest; lewd, lascivious behavior.

6.         Discoveries and Works.

            All Discoveries and Works which are made or conceived by you during your employment by the Company, solely, jointly or with others, that relate to the Company's present or anticipated activities, or are used or useable by the Company within the scope of this Agreement shall be owned by the Company.  You shall (a) promptly notify, make full disclosure to, and execute and deliver any documents requested by the Company, as the case may be, to evidence or better assure title to Discoveries and Works in the Company, as so requested, (b) renounce any and all claims, including but not limited to claims of ownership and royalty, with respect to all Discoveries and Works and all other property owned or licensed by the Company, (c) assist the Company in obtaining or maintaining for itself at its own expense United States and foreign patents, copyrights, trade secret protection or other protection of any and all Discoveries and Works, and (d) promptly execute, whether during his employment with the Company or thereafter, all applications or other endorsements necessary or appropriate to maintain patents and other rights for the Company and to protect the title of the Company thereto, including but not limited to assignments of such patents and other rights.  Any Discoveries and Works which, within one year after the expiration or termination of your employment with the Company, are made, disclosed, reduced to tangible or written form or description, or are reduced to practice by you and which pertain to the business carried on or products or services being sold or delivered by the Company at the time of such termination shall, as between you and, the Company, be presumed to have been made during your employment by the Company.  You acknowledge that all Discoveries and Works shall be deemed “works made for hire” under the U.S. Copyright Act of 1976, as amended 17 U.S.C. Sect. 101.

7.         Intellectual Property.

            (a)        Assignment.

                        (i)         You agree to make full written disclosure to the Company and will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all of your right, title and interest in and to any Intellectual Property.  Without limiting the foregoing, all copyrightable works that you create during your employment with the Company shall be considered “work made for hire.”

                        (ii)        Any interest in Intellectual Property which you now, or hereafter during the period you are employed by the Company, may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; you hereby assign and agree to assign to the Company (or as otherwise directed by the Company) all of your right, title and interest in and to all Work Product, including without limitation all patent, copyright, trademark and other intellectual property rights therein and thereto.  If you have any such rights that cannot be assigned to the Company, you waive the enforcement of such rights, and if you have any rights that cannot be assigned or waived, you hereby grant to the Company an exclusive, irrevocable, perpetual, worldwide, fully paid license, with right to sublicense through multiple tiers, to such rights.  Such rights shall include the right to make, use, sell, improve, commercialize, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based on, and otherwise exploit or utilize in any manner the subject intellectual property.

                        (iii)       Your obligation to assign your rights to Intellectual Property under this Paragraph 7 shall not apply to any inventions and all Discoveries and Works expressly identified in the attached Appendix D attached hereto which were developed prior to the your  performance of services hereunder for the Company, provided however that inventions to be developed by the you during the term of the Consultant's agreement may be subsequently added to the Schedule upon the mutual agreement of the you and the Company that such inventions are outside the scope of the Agreement.  You acknowledges that there are, and may be, future rights that the Company may otherwise become entitled to with respect to the Intellectual Property that do not yet exist, as well as new uses, media, means and forms of exploitation throughout the universe exploiting current or future technology yet to be developed, and you specifically intends the foregoing assignment of rights to the Company to include all such now known or unknown uses, media and forms of exploitation.  You agree to cooperate with the Company, both during and after the term of your employment , in the procurement and maintenance of the Company’s rights to the Intellectual Property and to execute, when requested, any and all applications for domestic and foreign patents, copyrights and other proprietary rights or other documents  and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company, to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property and to otherwise carry out the purpose of this Agreement.

                        (iv)       If the Company is unable because of your mental or physical incapacity or for any other reason to secure any signature for any of the assignments, licenses or other reasonably requested documents pertaining to the intellectual property rights referenced herein within ten (10) days of the delivery of said documents to you, then you hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as your agent and attorney in fact, to act for and on your behalf and stead and to execute and file said documents and do all other lawfully permitted acts to further the perfection, defense and enjoyment of the Company’s rights relating to the subject Intellectual Property with the same legal force and effect as if executed by you.  You stipulate and agree that such appointment is a right coupled with an interest, and will survive your incapacity or unavailability at any future time.

    (b)        Maintenance of Records.  You agree to keep and maintain adequate and current written records of all Intellectual Property made by you (solely or jointly with others) during the term of your employment with the Company.  The records will be in the form of notes, sketches, drawings, electronic or digital data, and any other format that may be specified by the Company.  The records will be available to, and remain the sole property of, the Company at all times.

    (c)        Patent and Copyright Registrations.  You agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Intellectual Property Items and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Intellectual Property Items, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

8.         Non-competition and Non-Solicitation and Non-Circumvention.

(a)               Non-competition.  Except as authorized by the Board, during your employment by the Company and for a period of one (1) year thereafter, you will not (except as an officer, director, stockholder, employee, agent or consultant of the Company or any subsidiary or affiliate thereof) either directly or indirectly, whether or not for consideration, (i) in any way, directly or indirectly, solicit, divert, or take away the business of any person who is or was a customer of the Company, or in any manner influence such person to cease doing business in part or in whole with Company; (ii) engage in a Competing Business; (iii) except for investments or ownership in public entities, mutual funds and similar investments, none of which constitute more than 5% of the ownership or control of such entities, own, operate, control, finance, manage, advise, be employed by or engaged by, perform any services for, invest or otherwise become associated in any capacity with any person engaged in a Competing Business; or (iv) engage in any practice the purpose or effect of which is to intentionally evade the provisions of this covenant.  For purposes of this section, “Competing Business” means any company or business which is engaged directly or indirectly in any business carried on or planned to be carried on (if such plans were developed while you were employed by the Company) by the Company or any of its subsidiaries or affiliates

(b)               The following activities shall not be deemed to be Competitive to the Company’s business, unless the parties mutually agree to modify based upon developments within the Company:

(i)     A renewable energy design and installation business which shall not make use of the Company’s products and technologies or the Company’s products and technologies under development and shall not compete against the Company.  You may engage in design and installation businesses which include but are not limited to the installation of solar photovoltaic modules, thermal panels, or wind turbines.

(ii)   A renewable energy operating business (i.e. owner, operator or management of any renewable energy installation) which shall not make use of the Company’s products and technologies or the Company’s products and technologies under development and shall not compete against the Company.

(iii) Notwithstanding, Company acknowledges that you may have other existing outside interests.  Provided such:

a.             interests do not affect your ability to competently perform obligations hereunder, and

b.            Entities do not compete with any Company business, Company hereby consents to allow you to continue to provide services to such other entities.  You agree to not compete with any Company business, or with the Company’s current products and technologies and technologies under development.

            (c)        Non-Solicitation and Non-Circumvention.  For a period of one year following your employment with the company, you will not directly or indirectly, whether for your account or for the account of any other individual or entity, solicit or canvas the trade, business or patronage of, or sell to, any individuals or entities that were investors, customers or employees of the Company during the period during which you were employed by the Company, or prospective customers with respect to whom a sales effort, presentation or proposal was made by the Company or its affiliates, during the one year period prior to the termination of your employment.  Without limiting the foregoing, you shall not, directly or indirectly, (i) solicit, induce, enter into any agreement with, or attempt to influence any individual who was an employee or consultant of the Company at any time during the time you were employed by the Company, to terminate his or her employment relationship with the Company or to become employed you or any individual or entity by which you are employed or (ii) interfere in any other way with the employment, or other relationship, of any employee or consultant of the Company or its affiliates.

             (d)       Requirement to Safeguard Confidential Information.  All Confidential Information of the Company is expressly acknowledged by you to be the sole property of the Company, and the disclosure of the Confidential Information shall not be deemed to confer any rights with respect to such Confidential Information on you.  You will exercise reasonable care to ensure the confidentiality of the Confidential Information.  All confidential information which you may now possess, or may obtain or create prior to the end of the period you are employed by the Company, relating to the business of the Company, or any customer or supplier of the Company, or any agreements, arrangements, or understandings to which the Company is a party, shall not be disclosed or made accessible by you to any other person or entity either during or after the termination of your employment or used by Executive except during your employment by the Company in the business and for the benefit of the Company, without the prior written consent of the Company.  Nothing herein shall be construed as an obligation of the Company to consent to the terms and conditions of any such request and under no circumstances shall any such approval be deemed to waive, alter or modify the terms and conditions of this Agreement. You shall return all tangible evidence of such confidential information to the Company prior to or at the termination of your employment.

9.         Enforcement.

            (a)        Provisions Reasonable.  It is acknowledged and agreed that:

                        (i)         both before and since the Start Date the Company has operated and competed and will operate and compete in a global market, with respect to the Company’s Business;

                        (ii)        competitors of the Company are located in countries around the world;

                        (iii)       in order to protect the Company adequately, any enjoinder of competition would have to apply world-wide;

                        (iv)       during the course of your employment by the Company, both before and after the Start Date, on behalf of the Company, you have acquired and will acquire knowledge of, and you have come into contact with, initiated and established relationships with and will come into contact with, initiate and establish relationships with, both existing and new clients, customers, suppliers, principals, contacts and prospects of the Company, and that in some circumstances you have been or may well become the senior or sole representative of the Company dealing with such persons; and

                        (v)        in light of the foregoing, the provisions of  Paragraphs 6, 7 and 8 are reasonable and necessary for the proper protection of the business, property and goodwill of the Company and the Company’s Business.

            (b)        Enforcement.  Nothing herein contained shall be construed as prohibiting the Company or you from pursuing any remedies available for any breach or threatened breach of this Agreement.  A waiver by the Company or you of any breach of any provision hereof shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach.

10.       Termination.

            (a)        Manner of Termination.  The Company and you may terminate this Agreement, with or without cause, for any reason whatsoever, by providing written notice, in accordance with Paragraph 17,  to the other specifying the date of termination (the “Termination Date”).

            (b)        Effect of Termination.

                        (i)         Payments.       In the event this Agreement is terminated pursuant to Paragraph 10 (a) your rights and the Company's obligations hereunder shall cease as of the effective date of the termination; provided, however, that  the Company shall pay the you  (i) your Monthly Salary, prorated through the Termination Date, (ii) your Business Expense Reimbursements through the Termination Date, (iii) your Medical Insurance and any other benefits due to you, prorated through the Termination Date, (iv) and, if terminated by the Company, and subject to your compliance with the requirements of Paragraph 10 (b)(iii), the “Severance Payment” as defined and calculated pursuant to Paragraph 10 (b)(ii) and (v) your accrued but unused vacation.  All payments (other than the Severance Payment, which will be made as set forth in Paragraph 10(b) (ii), will be made in accordance with the Company’s regular payroll procedures through the Termination Date; and the full payment all of payments and benefits due to you upon termination shall completely and fully discharge and constitute a release by you of any and all obligations and liabilities of the Company to you, including, without limitation, the right to receive Base Salary, options and all other compensation or benefits provided for in this Agreement, and you shall not be entitled to any further compensation, options, or severance compensation of any kind, and shall have no further right or claim to any compensation, options, benefits or severance compensation under this Agreement or otherwise against the Company or its affiliates, from and after the date of such termination, except as provided by the terms of the Stock Option Agreement, any benefit plan under which you are participating.

                        (ii)        Severance.      In the event of a termination of this Agreement by the Company you will be entitled to a severance payment (the “Severance Payment”) equal to one Monthly Payment, in effect on the date of the Company’s Termination Notice, for every four (4) months that you have been employed by the Company pursuant to this Agreement up to a maximum aggregate of four (4) Monthly Payments, provided that  (a) you have delivered to the Company the General Release substantially in the form of Appendix E hereto and (b) a written statement of your compliance with the provisions of this Paragraph 10, including but not limited to clauses (iii) and (iv) hereof .

                        (iii)       Resignation. The termination of this Agreement pursuant to this Paragraph 10 shall constitute your resignation from any and all Executive Positions and, if applicable, as a Director of the Company effective as of the Termination Date.

                        (iv)       Return of Documents and Property.  Upon the expiration or termination of your employment with the Company, or at any time upon the request of the Company, you (or your heirs or personal representatives) shall deliver to the Company in good order (a) all documents and materials (including, without limitation, computer files) containing Trade Secrets and Confidential Information relating to the business and affairs of the Company or its affiliates; (b) all documents, materials, equipment and other property (including, without limitation, computer files, computer programs, computer operating systems, computers, printers, scanners, pagers, telephones, credit cards and ID cards) belonging to the Company or its affiliates, which in either case are in the possession or under the your control (or the control of your heirs or personal representatives); and (c) all corporate records of the Company, including minute books, accounting related materials, audit related materials, attorney correspondence, and any other such records which may be in your possession.

                        (v)        Survival of Certain Provisions.  Notwithstanding anything to the contrary contained herein, if this Agreement is terminated the provisions of Paragraphs 5, 6, 7, 8, 9, 10, 12 and 13 of this Agreement shall survive such termination and continue in full force and effect.

                        (vi)       Relinquishment of Authority.  Notwithstanding anything to the contrary set forth herein, upon written notice to you, the Company may immediately relieve you of all your duties and responsibilities hereunder and may relieve you of authority to act on behalf of, or legally bind, the Company.  However, such action by the Company shall not alter the Company’s obligations to you with regard to the procedure for a termination.

11.       Successors and Assigns.

            This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by you, you shall not have the right to assign or transfer any of your rights, obligations or benefits under this Agreement, except as otherwise noted herein.

12.       No Reliance on Representations.

            You acknowledge that you are not relying, and have not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

13.       Entire Agreements; Amendments.

            This Agreement and the Stock Option Agreement set forth our entire understanding with respect to your employment by the Company, supersede all existing agreements between you and the Company concerning such employment, and may be modified only by a written instrument duly executed by each of you and the Company.

14.       Waiver.

            Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver must be in writing.

15.       Construction.

            You and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by you and the Company and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.  The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

16.       Severability.

            Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

17.       Notices.

            All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made by (i) certified mail, return receipt requested, (ii) nationally recognized overnight courier delivery, (iii) by facsimile transmission provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party or (iv) hand delivery as follows:

To the Company:

New Energy Technologies, Inc.

3905 National Drive, Suite 110

Burtonsville, MD 20866

Fax: (240) 390-0603

With a copy to:

Joseph Sierchio, Esq.

Sierchio & Company, LLP

430 Park Avenue, Suite 702

New York, NY 10022

Fax: (212) 246-3039

To you:

John A. Conklin

3489 Pennsylvania Avenue

Apalachin, New York  13732

or to such other address, facsimile number, or email address, as is specified by a party by notice to the other party given in accordance with the provisions of this Paragraph 17.  Any notice given in accordance with the provisions of this Paragraph 17 shall be deemed given (i) three (3) business days after mailing (if sent by certified mail), (ii) one (1) business day after deposit of same with a nationally recognized overnight courier service (if delivered by nationally recognized overnight courier service), or (iii) on the date delivery is made if delivered by hand or facsimile.

18.       Counterparts; Delivery by Facsimile.

      (a)        This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by you and the Company and delivered to the other, it being understood that you and the Company need not sign the same counterpart.  This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

            (b)        This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

19.       Disclosure and Avoidance of Conflicts of Interest.

            During your employment with the Company, you will promptly, fully and frankly disclose to the Company in writing:

            (a)        the nature and extent of any interest you or your Affiliates (as hereinafter defined) have or may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Company or any subsidiary or affiliate of the Company;

            (b)        every office you may hold or acquire, and every property you or your Affiliates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or your duties and obligations under this Agreement;

            (c)        the nature and extent of any conflict referred to in subsection (b) above; and

            (d)        You acknowledge that it is the policy of the Company that all interests and conflicts of the sort described herein be avoided, and you agree to comply with all policies and directives of the Board from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described herein.  During your employment with the Company, without Board approval, in its sole discretion, you shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or your duties or obligations under this Agreement or that would otherwise prevent you from performing your obligations hereunder, and you represent and warrant that you or your Affiliates have not entered into any such agreement, arrangement or understanding.

20.       Code Section 409A.

            This Agreement shall be interpreted, construed and administered in a manner that satisfies the requirements of Sections 409A of the Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations thereunder (the “Code”), and any payment scheduled to be made hereunder that would otherwise violate Section 409A of the Code shall be delayed to the extent necessary for this Agreement and such payment to comply with Section 409A of the Code.

21.       Termination of Consulting Agreement and Forfeiture of Options.

            Each of the Consulting Agreement between you and the Company (the “Consulting Agreement”) and the Stock Option Agreement between you and the Company dated (the “Initial SOA”) are hereby terminated effective as of the Start Date; and, you further agree and acknowledge that (i) all payments required to be made by the Company to you pursuant to the Consulting Agreement, through the Start Date,  have been made and (ii) the stock purchase options granted to you pursuant to the Initial SOA, none of which have vested, are terminated and forfeited as of the Start Date.

22.       Definitions.

For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

            “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Company’s Business” means the Company’s Business as conducted during the term of this Agreement and all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during your relationship with the Company.

“Confidential Information” shall mean any and all information in addition to Trade Secrets used by, or which is in the possession of the Company and relating to the Company’s business or assets specifically including, but not limited to, information relating to the Company’s products, services, strategies, pricing, customers, representatives, suppliers, distributors, technology, finances, employee compensation, computer software and hardware, inventions, developments, in each case to the extent that such information is not required to be disclosed by applicable law or compelled to be disclosed by any governmental authority.  Notwithstanding the foregoing, the terms “Trade Secrets” and “Confidential Information” do not include information that (i) is or becomes generally available to or known by the public (other than as a result of a disclosure by the Executive), provided, that the source of such information is not known by you to be bound by a confidentiality agreement with the Company; or (ii) is independently developed by you without violating this Agreement.

“Discoveries and Works” includes, by way of example but without limitation, Trade Secrets and other Confidential Information, patents and patent applications, service marks, and service mark registrations and applications, trade names, copyrights and copyright registrations and applications and all materials, information, inventions, discoveries, developments, methods, compositions, concepts, ideas, writings, computer code and the like (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by you (whether alone or with others, whether or not during normal business hours and whether on or off Company premises) during the term of this Agreement that relate to either the Company’s Business or any prospective activity of the Company or any of its Affiliates.

 “Intellectual Property” means with respect to the Company’s Business, all U.S. and foreign (a) patents and patent applications and all reissues, renewals, divisions, extensions, provisional patents, continuations and continuations in part thereof, (b) inventions (regardless of whether patentable), invention disclosures, trade secrets, proprietary information, industrial designs and registrations and applications, mask works and applications and registrations, (c) copyrights and copyright applications and corresponding rights, (d) trade dress, trade names, logos, URLs, common law trademarks and service marks, registered trademarks and trademark applications, registered service marks and service mark applications, (e) domain name rights and registrations, (f) databases, customer lists, data collections and rights therein, (g) confidentiality rights or other intellectual property rights of any nature, in each case throughout the world; (h) ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related to the foregoing; and (i) Discoveries and Works.

“Person” means any natural person, corporation, company, limited or general partnership, joint stock company, joint venture, association, limited liability company, trust, bank, trust company, land trust, business trust or other entity or organization.

“Trade Secrets” shall mean all confidential and proprietary information belonging to the Company (including current client lists and prospective client lists, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information.

23.       Further Assurances.  The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

24.       Governing Law.  All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

24.       Effective Date of Agreement.

            The effective date of this Agreement shall be August 9, 2010, regardless of the date it is signed by you. If you find the foregoing acceptable, please acknowledge your acceptance of, and agreement with, the terms and conditions set forth above by signing the enclosed copy of this letter in the space provided and returning the same to the undersigned.

Sincerely,

New Energy Technologies, Inc.

By: /s/ Meetesh Patel

          Meetesh V. Patel

          President & CEO, Authorized Signatory

Acceptance

On this 9th day of August, 2010, I, John A. Conklin agree to and accept employment with New Energy Technologies, Inc. on the terms and conditions set forth in this Agreement.

/s/ John A. Conklin

John A. Conklin

Appendix A

Company Code of Ethics and Business Conduct

OVERVIEW

New Energy Technologies, Inc. (“New Energy”) has adopted a Code of Ethics that applies to all Officers, Directors, and Employees of the company and its affiliates (herein collectively referred to as, “Employee” or “Employees”).

In so doing, this Code of Ethics demands the highest standards of business conduct required of all Employees.

The Code is part of New Energy’s ongoing effort to comply with applicable laws and have an effective program in place to prevent and detect violations of law; this code is an effort to train and educate New Energy Employees about ethical business practices.

OBJECTIVE

A key New Energy objective is to conduct business operations in the most ethical manner possible. New Energy cares about its Employees, shareholders, clients, suppliers and the communities in which it conducts business operations. During the course of meeting its business objectives, New Energy believes that it is essential for all Employees to understand and comply with the Code of Ethics and in so doing, participate in New Energy’s way of operating its business.

STANDARD OF CONDUCT

New Energy insists that all aspects of its business operations be conducted with honesty, integrity, fairness and with respect for those affected by its business activities. Similarly, New Energy expects the same in its relationships among those with whom it does business.

All Employees are expected to maintain and promote integrity and honesty in all business transactions. Employees must conduct themselves according to the highest ethical standards and are expected to apply ethical business practices in the administrative and financial affairs of New Energy business operations.

There is no Code of Ethics that can expect to define suitable behavior for each situation, nor should it seek to do so. As such, Employees are expected to exercise vigilance and make considered judgment of what is right and proper in any particular situation.

While carrying out the business operations of New Energy, Employees are expected to be accountable, truthful, trustworthy, conscientious, and committed to the highest standards of ethical business practices. As such, Employees are required to avoid all impropriety as well as the appearance of impropriety when conducting New Energy business operations.

ACCURACY AND COMPLETENESS OF ACCOUNTING RECORDS

New Energy’s accounting and supporting documents must accurately and completely describe and represent the nature and result of New Energy’s business operations. The results and activities of New Energy’s operations must be presented in a fair and unbiased manner.

New Energy business transactions must be appropriately authorized as well as completely and accurately recorded on the Company’s books. Proposed budgets, financial assessments, evaluations and fiscal presentations must fairly present all information relevant to the business transaction. Furthermore, at no time will the Company establish or maintain cash funds or asset accounts which are unrecorded.

Misappropriation, wrongful allocation, or improper use of the Company’s assets and property, or the false entry to records and reports by any Employee or by others must be reported to Board of New Energy.

ACCURATE AND TIMELY COMMUNICATION

New Energy expects Employees to be completely truthful and forthright in all internal and external interactions and communications, whether with shareholders, clients, government agencies, or others.

Employees will ensure that all statements are accurate and complete with no misrepresentations which may mislead or misinform. In all cases, Employees are expected to provide full, prompt and accurate disclosure to governmental agencies.

MAINTAINING AND RETAINING RECORDS

In order to maintain the security and integrity of New Energy’s record-keeping and reporting systems, all Employees must adhere to applicable records retention procedures and fully understand how to document and transact entries that fall within their jurisdiction.

All Employees are expected to comply fully with audits and provide timely response to requests for records or other materials from or on behalf of New Energy auditors or management.

COMPLYING WITH THE LAW

New Energy Employees are expected to fully comply with both the letter and the spirit of the laws and regulations of the countries in which the Company conducts business.

New Energy Employees are expected to act in accordance with the accepted business practices in commercial markets and adhere to the contractual terms and conditions applicable to any business transaction.

All Employees must commit to abiding by all applicable laws and regulations.

The breach of rules, regulations, ethical standards, and laws cannot be justified by the pursuit of profit or the departure from acceptable practice by competitors.

INSIDER TRADING

New Energy Employees are strictly prohibited by law from buying or selling the Company’s shares or any other public security as a result of inside information.

Furthermore, it is against the law and unethical to provide such information about New Energy to other individuals or companies so that they may gain.

In accordance with the Code of Ethics, Employees are strictly prohibited from trading in shares of New Energy, clients or suppliers as a result of any inside information.

ENVIRONMENTAL ISSUES

New Energy is committed to running its business in an environmentally sound and sustainable manner. New Energy’s objective is to ensure that its business operations have the minimum adverse environmental impact commensurate with the legitimate needs of its business operations.

DISCLOSURE OF PERSONAL INTEREST

New Energy Employees are expected to fully disclose any personal interest(s) which could impinge or might reasonably be considered by others to conflict with their business dealings with industry.

New Energy Employees must not engage in personal activities and financial interests that may conflict with their responsibilities and obligations to the Company or give assistance to competitors, in conflict with the interests of New Energy or its clients.

Under all circumstances, Employees must obtain the formal consent of New Energy management if they intend to become partners, shareholders, or Directors, or participants in companies outside the New Energy corporate structure.

PERSONAL DISCRETION AND CONFIDENTIALITY

At all times, Employees are expected to respect the confidentiality of information received during the course of business dealings and must never use such information for personal benefit or gain.

Employees are expected to give information during the course of business which is truthful, complete and fair and never intended to mislead.

Employees cannot disclose New Energy trade secrets, confidential or proprietary information, or any other such information without the written, formal authorization of management. Such information may not be disclosed as a means of making profit, gains or benefits.

At no time can Employees use Internet bulletin boards, chat rooms, messaging services, or other electronic systems to discuss issues, affairs, or opinions related to New Energy or any of its industries, or to respond to comments about the Company. New Energy considers electronic postings to be the same as “speaking to the media”.

FAIR COMPETITION

New Energy is committed to vigorous yet fair competition and supports the development of appropriate competition laws. Each Employee must avoid any business arrangement that might prevent the effective operation of fair competition.

COMPLIANCE WITH THE COMPANY’S CODE OF ETHICS

New Energy’s Board of Directors is responsible for ensuring that the standards outlined in the Code of Ethics are fully communicated to all Employees and are similarly understood and adhered to.

Should the Company experience loss of business as a result of adhering to the Code of Ethics, the Board of Directors will not criticize, condemn or complain.

Likewise, should a real or suspected breach of the Company’s Code of Ethics be brought to the attention of the Company, the Board of Directors will ensure that the reporting Employee does not suffer as a consequence of doing so.

The Company’s Code of Ethics are reflective of New Energy’s ethical standards and expectations. Accordingly, Employees are expected to fulfill the Company’s ethical commitments in a way that is clearly visible to all those with whom New Energy conducts its business.

At all times, Employees are expected to fully comply with the standards established in the Code of Ethics and ensure that their personal conduct is always above reproach.

New Energy expects each Employee to ensure that the conduct of others around him or her is in compliance with the Code of Ethics and that any breach of the same is duly reported to management.

All breaches of the law or violations of regulations and the standards of conduct listed in this Code of Ethics may lead to serious consequences for the Employee concerned; New Energy Employees have a legal, moral, and ethical duty to report any such real or suspected violation to the Board of Directors and regulatory authorities.

“CODE OF ETHICS” ENFORCEMENT

New Energy Employees understand and acknowledge that a breach of the Code of Ethics can result in severe disciplinary action, including but not necessarily limited to termination.

The Company’s Code of Ethics will be fairly enforced at all levels, without prejudice.

ANNUAL ACKNOWLEDGEMENT

Each Employee will be required to sign a statement annually that he or she has read and understands New Energy’s Code of Ethics. This statement will also require that the Employee state that he or she is in full compliance with the Code.

EMPLOYEE CERTIFICATION AND ACKNOWLEDGEMENT

I acknowledge and certify that I have read and understood the information set forth in the Code of Ethics of New Energy Technologies, Inc. and will comply with these principles in my daily work activities. I am not aware of any violation of the standards of New Energy’s Code of Ethics.

Date:___________________________________

Name (print):___________________________________

Position:___________________________________

Address:___________________________________

Signature:___________________________________

Appendix B

            THIS NONSTATUTORY STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of August 9, 2010, by and between New Energy Technologies, Inc. a Nevada corporation (the “Company”), and John A. Conklin (“Recipient”):

            This Stock Option Agreement has been executed and delivered pursuant to the Employment Amendment dated August 9, 2010 (the “Employment Agreement, between the Recipient and the Company (the “Employment Agreement”).

            In consideration of the covenants herein set forth, the parties hereto agree as follows:

            1.         Option Grant

            (a)        Date option grant authorized:  August 9, 2010 (the “Grant Date”)

            (c)        Number of shares:                               2,000,000

            (d)        Exercise Price:                                     $0.55

            2.         Acknowledgements.

            (a)        Recipient is the President and Chief Executive Officer of the Company (collectively, the “Company/Recipient Relationship”).

            (b)        The Board has this day approved the granting of this Option subject to the execution of this Agreement; and

             (c)       The Board has authorized the granting to Recipient of a non-statutory stock option (“Option”) to 2,000,000 purchase shares (the “Option Shares”) of common stock of the Company (“Common Stock”) upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”).

            3.         Option Shares; Price.

The Company hereby grants to Recipient the right to purchase, upon and subject to the terms and conditions herein stated, the Option Shares for cash (or other consideration as is authorized hereunder) at the price per Option Share set forth in Section 1 above (the “Exercise Price”), such price being not less than [e.g., 100%] of the fair market value per share of the Option Shares covered by this Option as of the date of grant.

            4.         Term of Option; Continuation of Service.

Subject to the early termination provisions set forth in Sections 7 and 8 of this Agreement, this Option shall expire, and all rights hereunder to purchase the Option Shares shall terminate 10 years from the Grant Date. Nothing contained herein shall be construed to interfere in any way with the right of the Company, or its shareholders, or the Board, to remove or not elect Recipient as an officer and or a director of the Company, or to increase or decrease the compensation of Directors from the rate in effect at the date hereof.

             5.        Vesting of Option.

Subject to the provisions of Sections 7 and 8 of this Agreement, this Option shall become exercisable during the term that Recipient serves in the Company/Recipient Relationship as follows:

	Number of Option Shares as to which the Option may vest:	Milestone that must be achieved in order for vesting to occur:
a.	500,000

Or such portion thereof as may be determined by the Board at its sole discretion, when one or more of the following items related the development, production, manufacturing, and sale of any commercially viable product have been successfully executed:

(i) completion of final design and/or engineering;

(ii) the establishment of manufacturing facilities, whether in-house or outsourced; and

(iii) the initial filing of any product safety approval applications, if required, in order to allow for the commercial sale of products by the Company;

b.	500,000	Upon commencing commercial sales of any of the Company’s products, as reported in the Company's financial statements, whether to retail customers or wholesale customers;

c.	500,000

As follows:

(i)  as to 100,000 shares on August 9, 2011;

(ii)  as to 100,000 shares on August 9, 2012;

(iii) as to 100,000 shares on August 9, 2013;

(iv) as to 100,000 shares on August 9, 2014; and

(v)  as to 100,000 shares on August 9, 2015;

d.	500,000

When, to the Board’s satisfaction, the Company enters into a favorable business partnership with a third-party commercial organization in the industry segment related to the Company’s product development and sales efforts, under any of the following conditions:

(i) a product development relationship whereby the third-party partner makes a significant financial investment, as determined at the Board’s discretion, directed towards the development of the Company’s products; or

(ii) a product development relationship whereby the third-party partner invests significant research and development resources, as determined at the Board’s discretion, directed towards the development of the Company’s products; or

(iii) a strategic partnership with the third-party partner where, as determined at the Board’s discretion, such a partnership provides significant business advantages to the Company which it would otherwise not have, whether related to product development, commercial sales, industry position, or business reputation.

            All determinations and calculations with respect hereto shall be made by the Board or any committee thereof to which the Board has delegated such authority, in good faith in accordance with applicable law, the Articles of Incorporation and By-laws of the Company. This Option is an uncertificated security. Accordingly, the Company shall maintain an option registry, consistent with its current practices, for recording the vesting, exercise and termination of the Option.

            6.         Exercise.

            (a)        This Option shall be exercised, as to the vested shares, by delivery to the Company of (a) written notice of exercise stating the number of Option Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Exhibit A hereto, (b) a check or cash in the amount of the Exercise Price of the Option Shares covered by the notice, unless Recipient elects to exercise the cashless exercise option set forth in Section 6(b) below, in which case no payment will be required (or such other consideration as has been approved by the Board of Directors consistent with the Plan) and (c) a written investment representation as provided for in Section 13 hereof. This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Recipient during his or her lifetime.

  (b) Anything herein to the contrary notwithstanding, to the extent and only to the extent vested, the Option may also be exercised (as to the Option Shares vested) at such time by means of a “cashless exercise” in which the Recipient shall be entitled to receive a certificate for the number of Option Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

              (A) equals the average of the closing price of the Company’s Common Stock, as reported (in order of priority) on the Trading Market on which the Company’s Common Stock is then listed or quoted for trading on the Trading Date preceding the date of the election to exercise; or, if the Company’s Common Stock is not then listed or traded on a Trading Market, then the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Recipient and the Company, the fees and expenses of which shall be paid by the Company for the three (3) Trading Days immediately preceding the date of such election;

              (B) equals the Exercise Price of the Option, as adjusted from time to time in accordance herewith; and

              (X) equals the number of vested Option Shares issuable upon exercise of this Option in accordance with the terms of this Option by means of a cash exercise rather than a cashless exercise (or, if the Option is being exercised only as to a portion of the shares as to which it has vested, the portion of the Options being exercised at the time the cashless exercise is made pursuant to this Section 6).

For purposes of this Agreement:

 “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means, in order of priority, the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the Pink Sheets.

               (c)           No fractional shares shall be issued upon exercise of this Option.  The Company shall, in lieu of issuing any fractional share, pay the Recipient entitled a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

            7.         Termination of Service.

If the Employment Agreement is terminated, unless the parties thereto otherwise agree in writing, as of the date of the termination of the Employment Agreement (the “Termination Date”), no further installments of the Option shall vest pursuant to Section 5, and the maximum number of Option Shares that Recipient may purchase pursuant hereto shall be limited to the number of Option Shares that were vested as of the Termination Date. Thereupon, Recipient shall have the right, subject to Section 8 hereof, at any time within 120 days of the Termination Date (the “Termination Exercise Period”) to exercise this Option to the extent vested and purchase Option Shares, to the extent, but only to the extent, that Recipient could have exercised this Option as of the Termination Date; following the expiration of the Termination Exercise Period the remaining unexercised vested Options shall terminate and this Agreement shall be of no further force or effect.

              8.       Death of Recipient.

If the Recipient shall die during the term of the Employment Agreement, Recipient’s personal representative or the person entitled to Recipient’s rights hereunder may at any time within the then remaining exercise period, exercise this Option and purchase Option Shares to the extent, but only to the extent, that Recipient could have exercised this Option as of the date of Recipient’s death; following the expiration of the aforesaid then remaining exercise period, this Agreement shall terminate in its entirety and be of no further force or effect.

            9.         No Rights as Shareholder.

Recipient shall have no rights as a shareholder with respect to the Option Shares covered by any installment of this Option until the effective date of issuance of the Option Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates.

            10.       Recapitalization.

(a)        Subdivision or consolidation of shares. Subject to any required action by the shareholders of the Company, the number of Option Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been “effected without receipt of consideration by the Company”.

            (b)        Reorganizations, Mergers etc.

                        (i)         In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”):

                                    (1) then, subject to Clause (b)(ii) below, any and all shares as to which the Option had not yet vested shall vest upon the date (the “Reorganization Vesting Date”) that the Company provides the Recipient with the Reorganization Notice (as defined below); and provided, however, that there has been no termination of the Employment Agreement Recipient shall have the right to exercise this Option to the extent of all shares subject to the Option, for a period commencing on the

Reorganization Vesting Date and terminating on the date of the consummation of such Reorganization.  Unless otherwise agreed to by the Company. The Option shall terminate upon the consummation of the Reorganization and may not be exercised thereafter as to any shares subject thereto. The Company shall notify Recipient in writing (the “Reorganization Notice”), at least 30 days prior to the consummation of such Reorganization, of its intention to consummate a Reorganization.

                                    (2) anything herein to the contrary notwithstanding, the exercise of the Option or any portion thereof pursuant to this Section 10(b) will be consummated simultaneously with the consummation of the Reorganization.  If after the Company provides the Reorganization Notice to the Recipient the Company provides the Recipient with a further written notice notifying the Recipient that the Reorganization will not be consummated, then the Option will return to its status prior to the Reorganization Notice and the shares as to which the Option vested solely by virtue of this Section 10(b) (i) will revert to an unvested status.

                        (ii)        Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a Recipient of Option Shares equal to the Option Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the installment provisions of Section 5 shall continue to apply.

                        (iii)       In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized Stock without par value into the same number of shares of Stock with a par value, the shares resulting from any such change shall be deemed to be the Option Shares within the meaning of this Option.

                        (iv)       To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided, Recipient shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Option Shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

                        (v)        The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

            11.       Taxation upon Exercise of Option.

Recipient understands that, upon exercise of this Option, Recipient may recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Option Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Option Shares by Recipient shall constitute an agreement by Recipient to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Recipient’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Recipient to make a cash payment to cover such liability as a condition of the exercise of this Option.

            12.       Modification, Extension and Renewal of Options.

The Board or a duly appointed committee thereof, may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised), subject at all times to the Code and applicable securities laws. Notwithstanding the foregoing provisions of this Section 12, no modification shall, without the consent of the Recipient, alter to the Recipient’s detriment or impair any rights of Recipient hereunder.

            13.       Investment Intent; Restrictions on Transfer.

             (a)       Recipient represents and agrees that if Recipient exercises this Option in whole or in part, Recipient will in each case acquire the Option Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part Recipient (or any person or persons entitled to exercise this Option under the provisions of Sections 7 and 8 of this Agreement) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Option Shares represented this Option are registered under the Securities Act, either before or after the exercise this Option in whole or in part, the Recipient shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

                        (b)        Recipient further represents that Recipient has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

                         (c)       Unless and until the Option Shares represented by this Option are registered under the Securities Act, all certificates representing the Option Shares and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

            “THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THAT CERTAIN NONSTATUTORY STOCK OPTION AGREEMENT DATED MARCH 25, 2010 BETWEEN THE COMPANY AND THE ISSUEE WHICH RESTRICTS THE TRANSFER OF THESE SHARES WHICH ARE SUBJECT TO REPURCHASE BY THE COMPANY UNDER CERTAIN CONDITIONS.”

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Option Shares have been placed with the Company’s transfer agent.

             14.      Stand-off Agreement.  Recipient agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, Recipient shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Option Shares (other than Option Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period (the “Restrictive Period”) as may be specified by the Company or such underwriter or managing underwriter; provided, however, that the Restrictive Period shall not exceed one year following the effective date of registration of such offering.

            15.       Transfer Restrictions.  This Option is not transferable by the Recipient, except as contemplated by Section 8 of this Agreement.

            16.       Notices.  Any and all notices (including, but not limited to the Notice of Exercise) or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd  Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

            17.       Agreement Subject to Plan; Applicable Law. This Option is made pursuant to the Plan and shall be interpreted to comply therewith. A copy of such Plan is available to Recipient, at no charge, at the principal office of the Company. Any provision of this Option inconsistent with the Plan shall be considered void and replaced with the applicable provision of the Plan. This Option has been granted, executed and delivered in the State of Nevada, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts therein.

[SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF the parties hereto have executed this Stock Option Agreement as of the date first above written.

             New Energy Technologies, Inc.

            By: /s/ Meetesh Patel

            Name:  Meetesh Patel

            Title:    President and Chief Executive Officer

            Address and Facsimile For Notices:

3905 National Drive, Suite 110, Burtonsville, Maryland 20866 800-213-0689

            Recipient

            /s/ John A. Conklin

            John A. Conklin

3489 Pennsylvania Avenue

Apalachin, New York 13732

(One of the following, as appropriate, shall be signed):

I certify that as of August 9, 2010, I am not married.	By his or her signature, the undersigned spouse of the Recipient named herein hereby agrees, as of August 9, 2010, to be bound by the provisions of the foregoing NONSTATUTORY STOCK OPTION AGREEMENT.
__________________________ John A. Conklin, Recipient	Recipient’s Spouse: _____________________________ Print Name:

Exhibit  A

NOTICE OF EXERCISE OF STOCK OPTION

To:     NEW ENERGY Technologies, Inc.

            3905 National Drive

             Suite 110,

            Burtonsville, Maryland 20866

            800-213-0689

            Attention:

            The undersigned hereby elects to purchase ______________ shares (the “Purchased Option Shares”) of the Company pursuant to the terms of the Stock Option Agreement Dated August 9, 2010 between the undersigned and New Energy Technologies, Inc. and the undersigned (the “Option Agreement”), herewith tenders payment of the aggregate exercise price in full, together with all applicable transfer taxes, if any, for the Purchased Option Shares, by (check applicable box):

[  ] in lawful money of the United States; or

[  ] [if permitted] the cancellation of such number of Option Shares as is necessary, in accordance with the formula set forth in Section 6(b) of the Option Agreement with respect to the maximum number of Option Shares purchasable pursuant to the cashless exercise procedure set forth Section 6(b).

            Please issue a certificate or certificates representing said Option Shares in the name of the undersigned as is specified below and forward the same to the address set forth below.

__________________________________

Signature of Recipient

Print Name of Recipient: _______________________________________

Address For Delivery of Option Shares:

___________________________________

___________________________________

___________________________________

___________________________________

Appendix C

Litigation List

Appendix D

List of Prior Works and Discoveries

Prior to the execution of this Employment Agreement, Mr. John A. Conklin has been actively designing a technology(ies) related to the delivery of electricity, under specific conditions, generated by solar photovoltaic systems for thermal application(s).  Such technology(ies) may constitute Works and Discoveries which result in the issuance of a patent(s).

Appendix E

FORM OF EXECUTIVE RELEASE

Certain capitalized terms used in this Release are defined in the Employment Agreement dated as of August 9, 2010 between New Energy Technologies, and John A. Conklin (the “Agreement”) which I have executed and of which this Release is a part.

I hereby confirm my obligations under Paragraphs 6, 7 and 8 of the Agreement.

Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended (“ ADEA ”); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing;  provided ,  however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me.

Executive

_____________________

John A. Conklin

Acknowledgement

State of ____________________________________}
County of __________________________________} SS.

On this _____________ day of __________, 20____before me _________________ the undersigned officer, personally appeared John A. Conklin to me personally known and known to me to be the same person(s) whose name(s) is (are) signed to the foregoing instrument, and acknowledged the execution thereof for the used and purposed therein set forth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

_______________________________________________

Notary Public/Commissioner of Oaths

(SEAL)

My Commission Expires